Exhibit 99.1

Amylin issued the following statement today in response to media inquiries:

Jim Wilson, Amylin’s lead independent director, confirmed that he and representatives of Amylin participated in a teleconference with representatives of the Icahn group and Eastbourne Capital Management, L.L.C. to discuss settlement options with respect to the proxy contest and that no agreement was reached.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This statement may be deemed to be solicitation material in respect of the matters to be considered at the 2009 annual meeting of shareholders.  Amylin has filed the definitive proxy statement with the Securities and Exchange Commission (“SEC”) on April 20, 2009.  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and securityholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121.

PARTICIPANTS IN SOLICITATION

Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 annual meeting of shareholders.  Information regarding the interests of Amylin’s directors and executive officers in the proxy contest are included in Amylin’s definitive proxy statement.